Exhibit 5.1

CONYERS DILL & PEARMAN LLP SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

11 January 2023

714046.22074895
1-345-814-7786
cora.miller@conyers.com

China Jo-Jo Drugstores, Inc.

Hai Wai Hai Tongxin Mansion

Floor 6 Gong Shu District

Hangzhou City, Zhejiang Province

People’s Republic of China, 310008

Dear Sirs and Madams:

Re:	China Jo-Jo Drugstores, Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of a prospectus (the “Prospectus”) of the resale of an aggregate of 12,128,704 ordinary shares, par value US$0.012 per share of the Company (the “Shares”) by the Selling Shareholders (as such term is defined in the Prospectus) (the “Offering”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon a copy of the following documents:

1.1.	the Registration Statement;

1.2.	the Prospectus;

1.3.	the Certificate of Incorporation, Certificate of Merger, Certificate of Incorporation on Change of Name and the Second Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolution of shareholders of the Company on 18 March 2022 (collectively, the “Constitutional Documents”);

1.4.	the unanimous written resolutions of the directors of the Company dated 10 January 2023, 1 October 2022 and 25 July 2022 (collectively, the “Resolutions”);

1.5.	a Certificate of Good Standing (the “Good Standing Certificate”) issued by the Cayman Islands Registrar of Companies in relation to the Company on 10 January 2023 (the “Certificate Date”);

1.6.	the results of our electronic searches against the Company at the Registrar of Companies conducted on 10 January 2023 and the electronic Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted on 10 January 2023; and

1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.3.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.4.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.5.	that on the date of issuance of the underlying Shares issued pursuant to the first and/or second private placements of the Company, as the case may be and as detailed in the Prospectus, the Company had sufficient authorized but unissued ordinary fully paid shares to satisfy the underlying issuance and follow on resale of such Shares by the Selling Shareholders pursuant to the Prospectus;

2.6.	that the resale of the Shares pursuant to the Prospectus will be made by the Selling Shareholders in furtherance of the objects of the Company as set out in its Constitutional Documents;

2.7.	that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein;

2.8.	that, upon the resale of any Shares by the Selling Shareholders, the Selling Shareholders will receive all of the net proceeds from the Offering in accordance with the Prospectus;

2.9.	that all necessary corporate action will be taken by the Company to authorise and approve any resale of the Shares by the Selling Shareholders pursuant to the Prospectus;

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2.10.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Shares of the Company;

2.11.	the Company is and after filing of the Registration Statement with the Commission, will be able to pay its liabilities as they become due;

2.12.	the transactions contemplated under the Registration Statement and the Prospectus comply with the requirements of the applicable rules of the Nasdaq Stock Market;

2.13.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will or have been duly filed with and declared effective by the Commission prior to, or concurrent with, the issuance of the Shares pursuant to the Registration Statement; and

2.14.	save for the Prospectus, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement.

3.	QUALIFICATIONS

3.1.	We express no opinion with respect to the resale of the Shares pursuant to any provision of the Prospectus that purports to obligate the Company to resale the Shares following the commencement of a winding up or liquidation of the Company.

3.2.	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

3.3.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (as revised) (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	The Shares have been duly authorized and when paid for as contemplated by the Registration Statement and recorded in register of members of the Company, will be validly issued, fully-paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving this consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Yours faithfully,

/s/ Conyers Dill & Pearman LLP

Conyers Dill & Pearman LLP

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